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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We hereby consent to the Incorporation by reference in this Registration Statement of SoftKey International Inc. on Form S-4 of our report dated July 7, 1995 relating to the financial statements of tewi Verlag GmbH Incorporated by reference in the Prospectus which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Munich, April 10, 1996

Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft